As filed with the Securities and Exchange Commission on September 2, 2025

No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Apollo Global Management, Inc.
(Exact name of registrant as specified in its charter)

Delaware	6282	86-3155788
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

9 West 57th Street, 42nd Floor

New York, New York 10019

(212) 515-3200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Whitney Chatterjee
Chief Legal Officer
Apollo Global Management, Inc.
9 West 57th Street, 42nd Floor
New York, New York 10019
(212) 515-3200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ross Fieldston, Esq.
Gregory A. Ezring, Esq.
Joseph Glatt, Esq.
Ian Hazlett, Esq.
Christodoulos Kaoutzanis, Esq.
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
(212) 373-3000	Matthew Grant General Counsel Bridge Investment Group Holdings Inc. 111 East Sego Lily Drive, Suite 400 Salt Lake City, Utah 84070 (801) 716-4500	Craig M. Garner Kevin C. Reyes Owen J.D. Alexander Jason Morelli Jennifer Wong Latham & Watkins LLP 12670 High Bluff Drive San Diego, CA 92130 (858) 523-5400	G.J. Ligelis Jr. Cravath, Swaine & Moore LLP 2 Manhattan West, 375 9th Avenue New York, NY 10001 (212) 474-1000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after all conditions to the transactions contemplated by the Agreement and Plan of Merger, dated as of February 23, 2025, described in the proxy statement/prospectus that forms a part of Apollo Global Management, Inc.’s Registration Statement on Form S-4 (Registration No. 333-286493), as amended, have been satisfied or waived.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-286493

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

This Registration Statement will become effective automatically upon filing with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

Apollo Global Management, Inc. (“AGM” or the “Company”) is filing this Registration Statement with the Securities and Exchange Commission pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 180,370 shares of common stock of AGM, par value $0.00001 per share (“AGM common stock”), for issuance in connection with the completion of the transactions contemplated by the Agreement and Plan of Merger, dated as of February 23, 2025, as it may be amended from time to time, by and among the Company, Aspen PubCo Merger Sub 1, Inc., a Delaware corporation and a wholly owned, direct subsidiary of the Company (“Merger Sub Inc.”), Aspen Second Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub LLC”), Bridge Investment Group Holdings Inc., a Delaware corporation (“Bridge”), Bridge Investment Group Holdings LLC, a Delaware limited liability company and subsidiary of Bridge (“Bridge LLC”), and, solely for purposes of Section 6.16 thereof, Adam O’Farrell as representative of Bridge LLC, providing for the mergers of (i) Merger Sub Inc. with and into Bridge, with Bridge surviving such merger as a wholly owned subsidiary of the Company, and (ii) Merger Sub LLC with and into Bridge LLC, with Bridge LLC surviving such merger as a wholly owned subsidiary of the Company. AGM has previously registered an aggregate of 10,007,289 shares of AGM common stock by means of a currently effective Registration Statement on Form S-4 (Registration No. 333-286493), as amended.

INCORPORATION OF DOCUMENTS BY REFERENCE

This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-4 (Registration No. 333-286493), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this Registration Statement.

EXHIBIT INDEX

All exhibits filed with or incorporated by reference in Registration Statement No. 333-286493 are incorporated by reference into, and shall be deemed to be a part of, this registration statement, except for the following, which are filed herewith.

Exhibit No.	Description
5.1*	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding legality of common stock being registered.
23.1	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 5.1).
23.2*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Apollo Global Management, Inc.
23.3*	Consent of Deloitte & Touche LLP, independent registered public accounting firm of Bridge Investment Group Holdings Inc.
99.1*	Consent of Lazard, Freres & Co. LLC.
99.2*	Consent of J.P. Morgan Securities LLC.
107*	Filing Fee Table.

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on September 2nd, 2025.

APOLLO GLOBAL MANAGEMENT, INC.

By	/s/ Martin Kelly
Name: Martin Kelly
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 2nd day of September, 2025.

Signature	Title

/s/ Marc Rowan Marc Rowan	Chief Executive Officer and Director (Principal Executive Officer)

/s/ Martin Kelly Martin Kelly	Chief Financial Officer (Principal Financial Officer)

/s/ Kristiane Kinahan Kristiane Kinahan	Chief Accounting Officer (Principal Accounting Officer)

* James Belardi	Director

* Scott Kleinman	Director

* James Zelter	Director

Signature	Title

*	Director
Marc Beilinson

*	Director
Jessica Bibliowicz

*	Director
Kerry Murphy Healey

*	Director
Mitra Hormozi

*	Director
Pamela Joyner

*	Director
Brian Leach

*	Director
Pauline Richards

*	Director
David Simon

*	Director
Lynn Swann

*	Director
Patrick Toomey

*By: /s/ Martin Kelly Martin Kelly Attorney-in-fact